EXHIBIT 10.5
CHANGE IN CONTROL AGREEMENT

THIS AGREEMENT, dated

June 23, 2022 between QUAKER CHEMICAL CORPORATION,

d/b/a QUAKER
HOUGHTON, a Pennsylvania corporation (the “Company”),

and DHRUWA

RAI (the “Manager”),
W I T N E S S E T H

T H A T

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its
shareholders that the Company and its subsidiaries be able to attract, retain,

and motivate highly qualified management personnel and,
in particular, that they be assured of continuity

of management in the event of any actual or threatened change in control of the
Company; and
WHEREAS, the Board of Directors of the Company believes that the execution by the Company of change in control
agreements with certain management personnel, including the Manager,

is an important factor in achieving this desired end;

NOW, THEREFORE,

IN CONSIDERATION

of the mutual obligations and agreements contained herein

and intending to be
legally bound hereby,

the Manager and the Company agree that the Change in Control Agreement is amended and restated, as follows:
1.
Term

of Agreement.

This Agreement shall become effective on your start date with the Company (the “Effective Date”), and shall continue in
effect through December 31, 2022, provided, however,

that the term of this Agreement shall automatically be extended for successive one-year periods thereafter, unless, not later than

eighteen (18) months preceding the calendar year for which the term would otherwise automatically extend, the Company shall have given written notice to the Manager of intention not to extend this Agreement
for an additional year, in which event this Agreement

shall continue in effect until December 31 of the calendar year immediately preceding the calendar year for which the term would have otherwise automatically extended.

Notwithstanding any such notice not to
extend, if a Change in Control (as defined in Section 2) occurs during the original or extended term of this Agreement, this Agreement
shall remain in effect after a Change in Control until all obligations of the parties hereto under this Agreement shall have been
satisfied.
2. Change in Control.

As used in this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if:
(a)
Any person (a “Person”), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange

Act of 1934,
as amended (the “Exchange Act”) (other than (i) the Company and/or its wholly owned subsidiaries; (ii) any ESOP or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (iii) any
corporation owned, directly or indirectly,

by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iv) any other Person who, within the one year prior to the event which would otherwise be a Change in
Control, is an executive officer of the Company or any

group of Persons of which he voluntarily is a part), is or becomes the
“beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company
representing 30% or more of the combined voting power of the Company’s then outstanding securities or such lesser percentage of
voting power, but not less than 15%, as determined

by the members of the Board of Directors of the Company who are independent directors (as defined in the New York

Stock Exchange, Inc. Listed Company Manual); provided, however,

that a Change in Control
shall not be deemed to have occurred under the provisions of this subsection

(a) by reason of the beneficial ownership of voting
securities by members of the Benoliel family (as defined below) unless and until the beneficial ownership of all members of the
Benoliel family (including any other individuals or entities who or which, together with any member or members of the Benoliel
family, are deemed under

Sections 13(d) or 14(d) of the Exchange Act to constitute a single Person) exceeds

50% of the combined
voting power of the Company’s then

outstanding securities;
(b)
During any two-year period after the Effective

Date, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to
effect a transaction within the purview of subsections (a) or

(c)) whose election by the Board of Directors of the Company or whose nomination for election by the Company’s

shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of

the period or whose election or nomination for election was previously so approved shall cease for any reason to constitute at least a majority of the Board;

(c)
The consummation of (i) any consolidation or merger of the Company in which the Company is not the continuing
or surviving corporation or pursuant to which the Company’s

voting common shares (the “Common Shares”) would be converted into cash, securities, and/or other property,

other than a merger of the Company in which holders of Common

Shares immediately prior to
the merger have the same proportionate ownership of voting shares of the surviving corporation immediately after the merger as they
had in the Common Shares immediately before; or (ii) any sale, lease, exchange,

or other transfer (in one transaction or a series of
related transactions) of all or substantially all the assets or earning power of the

Company; or
(d)
The Company’s shareholders

or the Company’s Board of

Directors shall approve the liquidation or dissolution of
the Company.

3.
Entitlement to Change in Control Benefits; Certain Definitions

.

The Manager shall be entitled to the benefits provided in this Agreement in the event the Manager has a Separation from
Service under the circumstances described in (a) below (a “Covered Termination”),

provided the Manager executes and does not
revoke a Release (as defined below), if any,

provided by the Company.
(a)
A Covered Termination

shall have occurred in the event the Manager’s employment

with the Company or its
affiliates is terminated within two (2) years following a Change in Control by:
(i)
The Company or its affiliates without Cause (as defined below);

or
(ii)
Resignation of the Manager for Good Reason (as defined below).

The Manager shall have no rights to any payments or benefits under this Agreement in the event the Manager’s employment
with the Company and its affiliates is terminated (i) as a result of death or Disability (as defined below), or (ii) by the Company or its affiliates for Cause.

In the event the Manager’s employment is terminated for any reason prior to a Change in Control, the Manager
shall have no rights to any payments or benefits under this Agreement and, after any such termination, this Agreement shall be of no
further force or effect.
“Cause” shall mean (i) the Manager’s willful and material breach of the employment agreement, if any,

between the Manager
and the Company (after having received notice thereof and a reasonable opportunity to cure or correct), (ii) dishonesty,

fraud, willful
malfeasance, gross negligence, or other gross misconduct, in each case relating to the performance of the Manager’s employment with
the Company or its affiliates which is materially injurious to the Company, or (iii) conviction

of or plea of guilty to a felony,

such
Cause to be determined, in each case, by a resolution approved by at least two-thirds of the Directors of the Company after having
afforded the Manager a reasonable opportunity to appear

before the Board of Directors of the Company and present his position.
“Code” shall mean the Internal Revenue Code of 1986, as amended, together with any applicable regulations thereunder.
“Disability” shall mean covered total and permanent disability as defined in the long-term disability plan maintained by the
Company for employees generally or, if the

Company does not maintain such a plan, the long-term disability plan most recently maintained by the Company for employees generally.
“Good Reason” shall mean any of the following actions without the Manager’s consent, other than due to the Manager’s
death or Disability: (i) any reduction in the Manager’s base salary from that provided immediately before the Covered Termination

or,
if higher, immediately before the Change

in Control; (ii) any reduction in the Manager’s bonus opportunity (including cash and
noncash incentives) or increase in the goals or standards required to accrue that opportunity, as compared

to the opportunity and goals
or standards in effect immediately before the Change

in Control; (iii) a material adverse change in the nature or scope of the
Manager’s authorities, powers, functions, or duties from

those in effect immediately before the Change in Control; (iv) a reduction in the Manager’s benefits from those provided immediately before the Change in Control, disregarding any reduction under a plan or program covering employees generally that applies to all employees covered by the plan or program; or (v) the Manager being
required to accept a primary employment location which is more than twenty-five

(25) miles from the location at which he primarily
was employed during the ninety (90) day period prior to a Change in Control.

“Payment Date” shall mean the 60th day after the Manager’s Separation from Service, subject to Section 9.

“Release” shall mean a release (in a form satisfactory to the Company) of any and all claims against the Company and all
related parties with respect to all matters arising out of the Manager’s employment by the Company and its affiliates, or the
termination thereof (other than claims for any entitlements under the terms of this Agreement,

under any employment agreement
between the Manager and the Company,

or under any plans or programs of the Company under which the Manager has accrued a

benefit) that the Company provides to the Manager no later than three days after the date of the Manager’s Covered Termination.

Notwithstanding any provision of this Agreement to the contrary,

if the Company provides a Release to the Manager, the Manager shall not be entitled to any payments or benefits under this Agreement unless the Manager executes the Release within 45 days of the
later of the date he receives the Release or the date of his Covered Termination,

and the Manager does not revoke the Release.

“Separation from Service” shall mean the Manager’s separation from service with the Company and its affiliates within the
meaning of Treas. Reg. §1.409A-1(h) or

any successor thereto.

“Specified Employee” shall mean the Manager if he is a specified employee as defined in Section 409A of the Code as of the
date of his Separation from Service.

4. Severance Allowance.
(a)
Amount of Severance Allowance.

In the event of a Covered Termination,

the Company shall pay or cause to be
paid to the Manager in cash a severance allowance (the “Severance Allowance”)

equal to 1.5 (one and one-half) times the sum of the
amounts determined in accordance with the following paragraphs (i)

and (ii):
(i)
An amount equivalent to the highest annualized base salary which the Manager was entitled to receive from
the Company and its subsidiaries at any time during his employment prior to the Covered Termination;

and
(ii)
An amount equal to the average of the aggregate annual amounts paid to the Manager in the Applicable
Three-Year

Period under all applicable annual incentive compensation plans maintained by the

Company
and its affiliates (other than compensation relating to relocation expense; the grant, exercise, or settlement
of stock options, restricted stock or performance incentive units or the sale or other disposition of shares
received upon exercise or settlement of such awards); provided, however,

that (x) in determining the
average amount paid under the

annual incentive plan during the Applicable Three-Year

Period there shall
be excluded any year in which no amounts were paid to the Manager under that plan; and (y) there shall be
excluded from such calculation any amounts paid to the Manager under any such incentive compensation
plan as a result of the acceleration of such payments under such plan due to termination of the plan, a
Change in Control, or a similar occurrence.

The Applicable Three-Year

Period shall be (A) if the Manager
has received an annual incentive compensation plan payment in the calendar year of his Covered
Termination,

the calendar year in which such Covered Termination

occurs and the two preceding calendar
years, or (B) in any other case, the three calendar years preceding the calendar year in which the Manager’s
Covered Termination

occurs; provided, however, that the Applicable Three

-Year

Period shall be
determined by substituting “Change In Control” for “Covered Termination”

if such substitution results in a
higher amount under this subsection (ii).

In no event shall any retention bonus or change in control or success fee be taken into account when determining the amount of the
Severance Allowance hereunder.
(b)
Payment of Severance Allowance.

The Severance Allowance shall be paid to the Manager in a lump sum on the
Payment Date if the applicable Change in Control is also a change in control event as defined in Treas. Reg. §1.409A-3(i)(5) (or any
successor thereto).

In any other case, the Severance Allowance shall be paid in eighteen monthly installments commencing on the
Payment Date, each of which is equal to one eighteenth (1/18th) of the amount of the Severance Allowance determined under Section
4(a), which are treated as a right to a series of separate payments for purposes of Section

409A of the Code.
5.
Outplacement and Welfare

Benefits.
(a)
Outplacement.

Subject to Section 6, for a period of one year following a Covered Termination of the Manager, the
Company shall make or cause to be made available to the Manager,

at its expense, outplacement counseling and other outplacement services comparable to those available for the Company’s

senior managers prior to the Change in Control.
(b)
Welfare Benefits.

Subject to Section 6, for a period eighteen months following a Covered Termination of the
Manager, the Manager and the Manager’s

dependents shall be entitled to participate in the Company’s life, medical, and dental
insurance plans at the Company’s

expense, in accordance with the terms of such plans at the time of such Covered Termination as if
the Manager were still employed by the Company or its affiliates under this Agreement.

If, however, life, medical, or dental insurance
benefits are not paid or provided under any such plan to the Manager or his dependents because the Manager is no longer an employee
of the Company or its subsidiaries, the Company itself shall, to the extent necessary, pay or otherwise

provide for such benefits to the
Manager and his dependents.

6. Effect of Other Employment.

In the event the Manager becomes employed (as defined below) during the period with respect to which benefits are
continuing pursuant to Section 5:

(a) the Manager shall notify the Company not later than the day such employment commences; and
(b) the benefits provided for in Section 5 shall terminate as of the date of such employment.

For the purposes of this Section 6, the
Manager shall be deemed to have become “employed” by another entity or person only if the Manager becomes essentially a full-time employee of a person or an entity (not more than 30% of which is owned by the Manager and/or members of his family); and the
Manager’s “family” shall mean his parents, his siblings and their spouses, his children and their spouses, and the Manager’s spouse and her parents and siblings.

Nothing herein shall relieve the Company of its obligations for compensation or benefits accrued up to
the time of termination provided for herein.
7.
Other Payments and Benefits.

On the Payment Date, the Company shall pay or cause to be paid to the Manager the aggregate of:

(a) the Manager’s earned
but unpaid base salary through the Covered Termination

at the rate in effect on the date of the Covered Termination,

or if higher, at
the rate in effect at any time during the 90-day period preceding the Change in Control; (b) any unpaid bonus or annual incentive payable to the Manager in respect of the calendar year ending prior to the Covered Termination;

(c) the pro rata portion of any and all
unpaid bonuses and annual incentive awards for the calendar year in which the

Covered Termination

occurs, said pro rata portion to be
calculated on the fractional portion (the numerator of said fraction being the number of days between January 1 and the date of the
Covered Termination,

and the denominator of which is 365) of the target bonuses or annual incentive awards for such calendar year;
and (d) the pro rata portion of any and all awards under the Company’s long term incentive plan for the performance period(s) in
which the Covered Termination

occurs, said pro rata portion to be calculated on the fractional portion (the numerator of said fraction
being the number of days between the first day of the applicable performance period and the date of the Covered Termination,

and the
denominator of which is the total number of days in the applicable performance period) of the amount of the award which would have
been payable had (i) the Covered Termination

not occurred, and (ii) the target level of performance been achieved for the applicable
performance period.

The Manager shall be entitled to receive any other payments or benefits that the Manager is entitled to pursuant
to the express terms of any compensation or benefit plan or arrangement of the Company or any of its affiliates; provided that: (x) the
Severance Allowance (i) shall be in lieu of any severance payments to which the Manager might otherwise be entitled under the terms
of any severance pay plan, policy,

or arrangement maintained by the Company or the employment agreement,

if any, between the
Manager and the Company,

and (ii) shall be credited against any severance payments to which the Manager may be entitled by statute;
(y) any annual incentive described in subsection (b) or (c) shall decrease (or shall be decreased by), but not below zero, the amount of
the annual incentive payable (or paid) with respect to the same calendar year under the Company’s annual

incentive plan (currently the
2001 Global Annual Incentive Plan); and (z) any amount described in subsection (d) shall decrease (or shall be decreased by), but not
below zero, the amount of the analogous performance award payable (or paid)

with respect to the same performance period(s) under
the Company’s long term incentive

plan(s) (currently the 2011 Long-Term

Performance Incentive Plan).

8.
Death After Covered Termination

.

In the event the Manager dies after a Covered Termination

occurs, (a) any payments due to the Manager under Section 4 and the first sentence of Section 7 and not paid prior to the Manager’s death shall be made to the person or persons who may be designated by the Manager in writing or, in the event he fails to

so designate, to the Manager’s personal representatives, and (b) the Manager’s spouse and dependents shall be eligible for the welfare benefits described in

Section 5(b).

Payments pursuant to subsection (a) shall
be made on the later of (i) the date payment would have been made to the Manager without regard to Section 9, or (ii) the date of the
Manager’s death.
9.
Certain Section 409A Rules.

(a)
Specified Employee.

Notwithstanding any provision of this Agreement to the contrary,

if the Manager is a Specified
Employee, any payment or benefit under this Agreement that constitutes deferred compensation subject to Section 409A of the Code
and for which the payment event is Separation from Service shall not be made or provided before the date that is six months after the
date of the Manager’s Separation from Service.

Any payment or benefit that is delayed pursuant to this Section 9 shall be made

or
provided on the first business day of the seventh month following the month in which the Manager’s Separation from Service occurs.

With respect to any cash payment delayed pursuant

to this Section 9, the first payment shall include interest, at the Wall

Street Journal
Prime Rate published in the Wall

Street Journal on the date of the Manager’s Covered Termination

(or the previous business day if
such date is not a business day), for the period from the date the payment would have been made but for this Section 9 through the
date payment is made.

The provisions of this Section 9 shall apply only to the extent required to avoid the

Manager’s incurrence of
any additional tax or interest under Section 409A of the Code.
(b)
Reimbursement and In-Kind Benefits.

Notwithstanding any provision of this Agreement to the contrary,

with
respect to in-kind benefits provided or expenses eligible for reimbursement under this Agreement which are subject to Section 409A
of the Code, (i) the benefits provided or the amount of expenses eligible for reimbursement during any calendar year shall not affect

the benefits provided or expenses eligible for reimbursement in any other calendar year, except as otherwise provided

in Treas. Reg.
§1.409A-3(i)(1)(iv)(B), and (ii) the reimbursement of an eligible expense shall be made as soon as practicable after the Manager
requests such reimbursement (subject to Section 9(a)), but not later than the

December 31 following the calendar year in which the
expense was incurred.
(c)
Interpretation and Construction.

This Agreement is intended to comply with Section 409A of the Code and shall be administered, interpreted and construed in accordance therewith to avoid the imposition of additional tax under Section 409A of the
Code.
(d)
10. Confidentiality and Noncompetition.
(a)
Confidential Information.

The Manager acknowledges that information concerning the method and conduct of the
Company’s (and any affiliate’s)

business, including, without limitation, strategic and marketing plans, budgets,

corporate practices and
procedures, financial statements, customer and supplier information,

formulae, formulation information, application technology,
manufacturing information, and laboratory test methods and all of the

Company’s (and any affiliate’s)

manuals, documents, notes,
letters, records, and computer programs (“Proprietary Business Information”),

are the sole and exclusive property of the Company
(and/or the Company’s affiliates,

as the case may be) and are likely to constitute, contain or reveal trade secrets (“Trade

Secrets”) of
the Company (and/or the Company’s

affiliate’s, as the case may

be).

The term “Trade Secrets” as used herein does not include
Proprietary Business Information that is known or becomes known to the public through no act or failure to act on the part of the
Manager, or which can be clearly shown

by written records to have been known by the Manager prior to the commencement of his
employment with the Company.
(i)
The Manager agrees that at no time during or following his employment with the Company will he use,
divulge, or pass on, directly or through any other individual or entity,

any Trade Secrets.

(ii)
Upon termination of the Manager’s employment with

the Company regardless of the reason for the
termination of the Manager’s employment hereunder,

or at any other time upon the Company’s

request, the
Manager agrees to forthwith surrender to the Company any and all materials in his possession or control
which constitute or contain any Proprietary Business Information.
(b)
Noncompetition.

The Manager agrees that during his employment and for a period of one (1) year thereafter, regardless of the reason for the termination of the Manager’s employment,

he will not:
(i)
directly or indirectly,

together or separately or with any third party,

whether as an individual proprietor,
partner, stockholder,

officer, director,

joint venturer, investor,

or in any other capacity whatsoever actively
engage in business or assist anyone or any firm in business as a manufacturer,

seller, or distributor of
specialty chemical products or chemical management services which are the same, like, similar to, or which
compete with the products and services offered by the Company

(or any of its affiliates);
(ii)
directly or indirectly recruit, solicit or encourage any employee of the Company (or any of its affiliates) or
otherwise induce such employee to leave the employ of the Company (or any of its affiliates)

or to become
an employee or otherwise be associated with his or any firm, corporation, business or other entity with
which he is or may become associated; or
(iii)
solicit, directly or indirectly,

for himself or as agent or employee of any person, partnership, corporation,

or
other entity (other than for the Company), any then or former customer,

supplier, or client of the Company
with the intent of actively engaging in business which would cause competitive harm to the Company (or
any of its affiliates).
(c)
Severability.

The Manager acknowledges and agrees that all of the foregoing restrictions are reasonable as to the
period of time and scope.

However, if any paragraph, sentence, clause, or other provision is held invalid or unenforceable by a court
of competent and relevant jurisdiction, such provision shall be deemed to be modified in a manner consistent with the intent of such
original provision so as to make it valid and enforceable, and this Agreement and the application of such provision to persons and
circumstances other than those with respect to which it would be invalid or unenforceable shall not be affected thereby.
(d)
Remedies.

The Manager agrees and recognizes that in the event of a breach or threatened breach of the provisions
of the restrictive covenants contained in this Section 10, the Company may suffer irreparable harm, and monetary damages may not be an adequate remedy.

Therefore, if any breach occurs or is threatened, the Company shall be entitled to seek equitable remedies,

including injunctive relief in any court of applicable jurisdiction notwithstanding the provisions of Section 12.

In the event of any
breach of the restrictive covenant contained in this Section 10, the term of the restrictive covenant specified herein shall be extended
by a period of time equal to that period beginning on the date such violation commenced and ending when the activities constituting
such violation cease.

Furthermore, if a court or arbitration panel determines that the Manager has breached any of the provisions of
this Section 10, the Company’s obligations

to pay amounts and continue the benefits under this Agreement to the Manager (and his
dependents) shall immediately terminate.
11. Set-Off Mitigation.

Except as provided in Section 6, the Company’s

obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other

claim,
right, or action which the Company may have against the Manager or others.

In no event shall the Manager be obligated to seek other
employment or take any other action by way of mitigation of the amounts payable to the Manager under any of the provisions of this
Agreement.
12.
Arbitration:

Costs and Expenses of Enforcement.
(a)
Arbitration.

Except as otherwise provided in Sections 10(d) and 13, any controversy or claim arising out of or
relating to this Agreement or the breach thereof which cannot promptly be resolved by the parties shall be promptly submitted to and
settled exclusively by arbitration in the City of Philadelphia, Pennsylvania,

in accordance with the laws of the Commonwealth of
Pennsylvania by three arbitrators, one of whom shall be appointed by the Company,

one by the Manager, and the third of whom

shall
be appointed by the first two arbitrators.

The arbitration shall be conducted in accordance with the rules of the American Arbitration
Association, except with respect to the selection of arbitrators which shall be as provided in this Section 12.

Judgment upon the award
rendered by the arbitrators may be entered in any court having jurisdiction thereof.
(b)
Costs and Expenses.

In the event that it shall be necessary or desirable for the Manager to retain legal counsel
and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement at any time during his lifetime, the Company shall pay (or the Manager shall be entitled to recover from the Company,

as the case may be) his
reasonable attorneys’ fees and costs and expenses in connection with the enforcement of his said rights (including those incurred in or related to any arbitration proceedings provided for in subsection (a) and the enforcement of any arbitration award in court), regardless
of the final outcome.

13. Limitation on Payment Obligation.
(a)
Definitions.

For purposes of this Section 13, all terms capitalized but not otherwise defined herein shall have the
meanings as set forth in Section 280G of the Code.

In addition:
(i)
the term “Parachute Payment” shall mean a payment described in Section

280G(b)(2)(A) or Section
280G(b)(2)(B) of the Code (including, but not limited to, any stock option rights,

stock grants, and other
cash and noncash compensation amounts that are treated as payments under either such section) and not
excluded under Section 280G(b)(4)(A) or Section 280G(b)(6) of the Code;
(ii)
the term “Reasonable Compensation” shall mean reasonable compensation for prior personal services as
defined in Section 280G(b)(4)(B) of the Code and subject to the requirement that any such reasonable
compensation must be established by clear and convincing evidence; and
(iii)
the portion of the “Base Amount” and the amount of “Reasonable Compensation”

allocable to any
“Parachute Payment” shall be determined in accordance with Section 280G(b)(3)

and (4) of the Code.
(b)
Limitation.

Notwithstanding any other provision of this Agreement, Parachute Payments to be made to or for the
benefit of the Manager but for this subsection (b), whether pursuant to this Agreement or otherwise, shall be reduced if and to the
extent necessary so that the aggregate Present Value

of all such Parachute Payments shall be at least one dollar ($1.00) less than the greater of (i) three times the Manager’s Base Amount and (ii) the aggregate

Reasonable Compensation allocable to such Parachute
Payments.

Any reduction in Parachute Payments caused by reason of this subsection

(b) shall be applied in the manner least
economically detrimental to the Manager.

In the event reduction of two or more types of payments would be economically equivalent,
the reduction shall be applied pro-rata to such types of payments.

This subsection (b) shall be interpreted and applied to limit the amounts otherwise payable to the Manager under this
Agreement or otherwise only to the extent required to avoid any material risk of the imposition of excise taxes on the Manager under
Section 4999 of the Code or the disallowance of a deduction to the Company under

Section 280G(a) of the Code.

In the making of
any such interpretation and application, the Manager shall be presumed to be a disqualified individual for purposes of applying the limitations set forth in this subsection (b) without regard to whether or not the Manager meets the definition of disqualified individual
set forth in Section 280G(c) of the Code.

In the event that the Manager and the Company are unable to agree as to the application of
this subsection (b), the Company’s

independent auditors shall select independent tax counsel to determine the amount of such limits.

Such selection of tax counsel shall be subject to the Manager’s consent,

provided that the Manager shall not unreasonably withhold his consent.

The determination of such tax counsel under this Section 13 shall be final and binding upon the Manager and the Company.
(c)
Illegal Payments.

Notwithstanding any other provision of this Agreement, no payment shall be made hereunder to
or for the benefit of the Manager if and to the extent that such payments are determined to be illegal.
14. Notices.

Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing,
and if hand delivered or if sent by registered or certified mail, if to the Manager,

at the last address he had filed in writing with the
Company or if to the Company,

at its principal executive offices.

Notices, requests, etc. shall be effective when actually received by
the addressee or at such address.
15. Withholding.

Notwithstanding any provision of this Agreement to the contrary,

the Company may, to the extent required

by law, withhold
applicable Federal, state and local income and other taxes from any payments due to the Manager hereunder.
16. Assignment and Benefit.
(a)
This Agreement is personal to the Manager and shall not be assignable by the

Manager, by operation of law,

or
otherwise without the prior written consent of the Company otherwise than by will or the laws of descent and distribution.

This
Agreement shall inure to the benefit of and be enforceable by the Manager’s heirs and legal representatives.
(b)
This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns,
including, without limitation, any subsidiary of the Company to which the Company may assign any of its rights hereunder; provided, however, that no assignment of this Agreement

by the Company, by operation of law,

or otherwise shall relieve it of its obligations
hereunder except an assignment of this Agreement to, and its assumption by,

a successor pursuant to subsection (c).
(c)
The Company shall require any successor (whether direct or indirect,

by purchase, merger, consolidation,

operation
of law, or otherwise)

to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform
this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had
taken place, but, irrespective of any such assignment or assumption, this Agreement shall inure to the benefit of and be binding upon
such a successor.

As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its
business and/or assets as aforesaid.
17. Governing Law.

The provisions of this Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania
without reference to principles of conflicts of laws.
18.
Entire Agreement;

Amendment.
(a)
Except for the change in control provisions set forth in the Company’s annual incentive plan and long term incentive
plans, this Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof.

The
Manager understands and acknowledges that the Company’s

severance plan, annual incentive plan and long term incentive plans are hereby amended with respect to the Manager to avoid duplication of benefits,

as provided in Section 7.
(b)
The Company reserves the right to unilaterally amend this Agreement without the consent of the Manager to the
extent the Compensation/Management Development Committee of

the Company’s Board of Directors

(in its sole discretion)
determines is necessary or appropriate to avoid the additional tax under Section 409A(a)(1)(B)

of the Code; otherwise, this Agreement
may not be altered or amended except by an agreement in writing executed by the Company and the Manager.
19. No Waiver.

The failure to insist upon strict compliance with any provision of this Agreement by any party shall not be deemed to be a
waiver of any future noncompliance with such provision or of noncompliance with any other provision.
20. Severability.

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any
reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.
21.
Indemnification.

The Company shall defend and hold the Manager harmless to the fullest extent permitted by applicable law in connection
with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Manager of services for, or
action of the Manager as a director, officer

or employee of the Company or any parent, subsidiary or affiliate of the Company, or of
any other person or enterprise at the Company’s

request.

Expenses incurred by the Manager in defending such a claim, action, suit or investigation or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the
Company of an undertaking by or on behalf of the Manager to repay said amount unless it shall ultimately be determined that the
Manager is entitled to be indemnified hereunder; provided, however,

that this shall not apply to a nonderivative action commenced by the Company

against the Manager.

IN WITNESS WHEREOF,

the Manager has hereunto set his hand and, pursuant to the authorization from its Board of
Directors, the Company has caused these presents to be executed in its name and on its behalf and attested by its Secretary or Assistant
Secretary, all as of the day

and year first above written.

MANAGER

/s/ Dhruwa Rai

QUAKER CHEMICAL CORPORATION

By: /s/ Robert T. Traub

Title: SVP,

General Counsel and Corporate Secretary